Exhibit L

                         SIDLEY AUSTIN BROWN & WOOD LLP

 BEIJING                      787 SEVENTH AVENUE                  LOS ANGELES
                           NEW YORK, NEW YORK 10019
 BRUSSELS                   TELEPHONE 212 839 5300                  NEW YORK
                            FACSIMILE 212 839 5599
 CHICAGO                        www.sidley.com                   SAN FRANCISCO

  DALLAS                         FOUNDED 1866                       SHANGHAI

  GENEVA                                                            SINGAPORE

HONG KONG                                                             TOKYO

  LONDON                                                        WASHINGTON, D.C.

                                                                   June 24, 2005

Enhanced Equity Yield & Premium Fund, Inc.
800 Scudders Mill Road
Plainsboro, New Jersey 08536

Ladies and Gentlemen:

      This opinion is being furnished in connection with the registration by Enhanced Equity Yield & Premium Fund, Inc., a Maryland corporation (the "Fund"), of shares of common stock, par value $.10 per share (the "Shares"), under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to the Fund's registration statement on Form N-2, as amended (the "Registration Statement"), under the Securities Act, in the amount set forth under "Amount Being Registered" on the facing page of the Registration Statement.

      As counsel for the Fund, we are familiar with the proceedings taken by it in connection with the authorization, issuance and sale of the Shares in the manner referred to in the Registration Statement. In addition, we have examined and are familiar with the Charter of the Fund, the By-laws of the Fund, and such other documents as we have deemed relevant to the matters referred to in this opinion.

      Based upon the foregoing, we are of the opinion that the Shares, upon issuance and sale in the manner described in the Registration Statement against payment of the consideration


   SIDLEY AUSTIN BROWN & WOOD LLP IS A DELAWARE LIMITED LIABILITY PARTNERSHIP PRACTICING IN AFFILIATION WITH OTHER SIDLEY AUSTIN BROWN & WOOD PARTNERSHIPS

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SIDLEY AUSTIN BROWN & WOOD LLP                                          NEW YORK

described therein, will be legally issued, fully paid and non-assessable shares of common stock of the Fund.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus constituting a part thereof.

                                              Very truly yours,

                                              /s/ Sidley Austin Brown & Wood LLP


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